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                                                                  Exhibit 4.37.1

                                                                       S&A DRAFT
                                                                         7/23/96


                        AMENDATORY AGREEMENT AND RELEASE

          This Amendatory Agreement dated as of July __, 1996 (this "Amendment"), is entered into among FOAMEX L.P., a Delaware limited partnership ("Foamex"), GENERAL FELT INDUSTRIES, INC., a Delaware corporation ("GFI"; together with Foamex, the "Borrowers"), FOAMEX CAPITAL CORPORATION, a Delaware corporation ("FCC"), FOAMEX INTERNATIONAL, INC., a Delaware corporation ("Foamex International), PERFECT FIT INDUSTRIES, INC., a Delaware corporation ("PFI"), and CITIBANK, N.A. ("Citibank"), in its separate capacity as collateral and documentation agent under the Credit Agreement referred to below (the "Collateral Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

                               W I T N E S S E T H

                  WHEREAS, the Borrowers, PFI, the Lenders, the Issuing Banks and Citibank, as administrative agent, have entered into that certain Second Amended and Restated Credit Agreement dated as of June 28, 1994 (as amended, the "Existing Credit Agreement");

                  WHEREAS, Foamex and GFI have proposed sell GFI's ownership interest in PFI pursuant to the PFI Merger Agreement;

                  WHEREAS, in connection with the transactions contemplated in the PFI Merger Agreement, the Borrowers have requested the parties to the Existing Credit Agreement to amend certain terms of the credit facilities extended in connection therewith on the terms set forth in the Third Amended and Restated Credit Agreement dated as of July __, 1996 among the Borrowers, Trace Foam Company, Inc., FMXI, Inc., the Lenders, the Issuing Banks, the Collateral Agent and The Bank of Nova Scotia, as funding agent for the Lenders and the Issuing Banks (the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents") (as so amended and restated, and as amended from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the PFI Merger, Foamex and GFI have requested the Collateral Agent and the Lenders (i) to release PFI from its obligations as a borrower under the Existing Credit Agreement and as a guarantor under the PFI Guaranty, (ii) to release the Liens granted by PFI to the Collateral Agent as security for its obligations under the Existing Credit Agreement and the other Loan Documents to which it is a party, and (iii) to terminate the PFI Guaranty and the PFI Security Agreement;

                  WHEREAS, to induce the Administrative Agents, the Lenders and the Issuing Banks to enter into the Credit Agreement


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and, as a condition precedent thereunder, each of the Borrowers, FCC and Foamex
International has agreed (i) to terminate the PFI Guaranty and the PFI Security Agreement, (ii) to amend the Foamex Guaranty, the GFI Guaranty, the FCC Guaranty and the Foamex International Guaranty to reflect the termination of PFI as a borrower under the Existing Credit Agreement, (iii) to reaffirm the grant of its Liens granted under each of the Foamex Security Agreement, the GFI Security Agreement and the FCC Security Agreement and (iv) to reaffirm its obligations under the Loan Documents to which it is a party;

          NOW, THEREFORE, in consideration of the above premises, the Borrowers, FCC, Foamex International, PFI and the Collateral Agent agree as follows:

                  SECTION 1. Termination of the PFI Guaranty and the PFI Security Agreement. Effective as of the Effective Date (as defined in the Credit Agreement), the Collateral Agent hereby (a) terminates the PFI Guaranty dated as of November 18, 1993, as amended, made by PFI in favor of the Collateral Agent for the ratable benefit of the Lenders and the Issuing Banks, (b) terminates the PFI Security Agreement dated as of November 18, 1993, as amended, between PFI and the Collateral Agent and (c) releases its Liens on any and all of the Collateral (as defined in the PFI Security Agreement). The Collateral Agent agrees to deliver to the Borrowers such termination statements or other agreements, instruments or notices, in form and substance, reasonably satisfactory to the Borrowers, as the Borrowers may reasonably request, in connection with the Collateral Agent's release of the Liens granted pursuant to the PFI Security Agreement.

                  SECTION 2. Amendment to the Guaranties.

                  2.01 All references in the Foamex Guaranty to the "Guaranteed Borrowers" shall refer to GFI only.

                  2.02 All references in the GFI Guaranty to the "Guaranteed Borrowers" shall refer to Foamex only.

                  2.03 All references in the FCC Guaranty to the "Borrowers" shall refer to Foamex and GFI only.

                  2.04 All references in the Foamex International Guaranty to the "Borrowers" shall refer to Foamex and GFI only.

                  SECTION 3. Affirmation of Liens and Guaranties.

                  3.01 Each of the Borrowers and FCC reaffirms the Liens granted to the Collateral Agent for the benefit of the Lenders and the Issuing Banks pursuant to the Loan Documents executed by such Person, including, without limitation, the Foamex Security Agreement, the GFI Security Agreement and the FCC Security

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Agreement, which Liens shall continue in full force and effect during the term of the Credit Agreement and any renewals thereof and shall continue to secure the Obligations identified in such Loan Documents.

                  3.02 Each of the Borrowers, FCC and Foamex International in its capacity as guarantor under the Foamex Guaranty, the GFI Guaranty, the FCC Guaranty and the Foamex International Guaranty, respectively, hereby consents to the execution, delivery and performance of this Amendment, the Credit Agreement and all of the other Loan Documents to be executed in connection therewith, reaffirms its obligations under such guaranties and agrees that such guaranties shall remain in full force and effect.

                  SECTION 4. References to Credit Agreement in other Loan Documents. From and after the date of this Amendment any reference to the "Credit Agreement" contained in the Loan Documents shall be deemed to be a reference to the Credit Agreement.

                  SECTION 5. Miscellaneous.

                  5.01 This Amendment shall become effective as of the Effective Date.

                  5.02 Except as expressly amended hereby or in the Credit Agreement, all terms and provisions of the Loan Documents shall continue unchanged, in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  5.03 This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


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                  5.04 This Amendment shall be governed by, and shall be
construed and enforced in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                            FOAMEX L.P.
                                            By: FMXI, Inc.
                                                Its General Partner


                                            By:_________________________________
                                            Title:

                                            GENERAL FELT INDUSTRIES, INC.


                                            By:_________________________________
                                            Title:

                                            FOAMEX CAPITAL CORPORATION


                                            By:_________________________________
                                            Title:

                                            FOAMEX INTERNATIONAL, INC.


                                            By:_________________________________
                                            Title:

                                            PERFECT FIT INDUSTRIES, INC.


                                            By:_________________________________
                                            Title:

                                            CITIBANK, N.A., as Collateral Agent


                                            By:_________________________________
                                            Title:


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